UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECB Bancorp, Inc.

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Post Office Box 337

Engelhard, North Carolina 27824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2004 Annual Meeting of Shareholders of ECB Bancorp, Inc. will be held at 11:00 a.m. on Tuesday, April 20, 2004, at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect three directors for three-year terms;

2.	Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of KPMG LLP as our independent accountants for 2004; and

3.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 22, 2004.

By Order of the Board of Directors

Arthur H. Keeney III

President and Chief Executive Officer

Post Office Box 337

Engelhard, North Carolina 27824

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 22, 2004, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2004 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina, at 11:00 a.m. on Tuesday, April 20, 2004.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to ECB Bancorp, Inc. Our banking subsidiary, The East Carolina Bank, is referred to as the “Bank.”

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement which names Arthur H. Keeney III, J. Dorson White, Jr. and Gary M. Adams to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the meeting.

If you sign an appointment of proxy and return it to us before the Annual Meeting, the shares of our common stock you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the three nominees for director named in Proposal 1 below and “FOR” Proposal 2 discussed in this Proxy Statement. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting by filing with our Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, the Bank’s and our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 3, 2004, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our common stock on that date in order to be eligible to vote at the meeting.

Voting Securities

Our voting securities are the 2,046,842 shares of our common stock, which were outstanding on the Record Date. You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting.

Voting Procedures; Votes Required for Approval

Our directors are elected by a plurality of the votes cast in elections. So, in the election of directors, the three nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Securities

Principal Shareholder.    The following table describes the beneficial ownership of our common stock on the Record Date by the only person known to us to beneficially own more than 5% of our common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percentage of class
Anna Mae H. Gibbs Engelhard, NC	457,958	22.37%

(1)	Ms. Gibbs exercises shared voting and investment power with respect to 828 of the listed shares.

Management.    The following table describes the beneficial ownership of our common stock on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all of our current directors and executive officers as a group.

Name of beneficial owner	Amount and nature of Beneficial ownership (1)	Percent of class (2)
Gary M. Adams	7,375	0.36%
George T. Davis, Jr.	22,044	1.08%
Gregory C. Gibbs	5,878	0.29%
John F. Hughes, Jr.	2,200	0.11%
Arthur H. Keeney III	33,582	1.63%
J. Bryant Kittrell III	3,900	0.19%
Joseph T. Lamb, Jr.	30,075	1.47%
B. Martelle Marshall	2,277	0.11%
William F. Plyler II	7,776	0.38%
R. S. Spencer, Jr.	50,591	2.47%

Name of beneficial owner	Amount and nature of Beneficial ownership (1)	Percent of class (2)
Ray M. Spencer	10,523	0.51%
J. Dorson White, Jr.	12,944	0.63%
All current directors and executive
officers as a group (12 persons)	189,165	9.13%

(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include the following numbers of shares with respect to which individuals named and included in the group have shared voting and investment power: Gary M. Adams—9 shares; George T. Davis, Jr.—6,993 shares; Gregory C. Gibbs—1,078 shares; J. Bryant Kittrell III—900 shares; Joseph T. Lamb, Jr.—14,500 shares; B. Martelle Marshall—591 shares; R. S. Spencer, Jr.—18,922 shares; and all current directors and executive officers as a group—42,993 shares. Individuals named and included in the group exercise sole voting power only with respect to the following numbers of shares representing unvested restricted stock awards pursuant to our Omnibus Stock Ownership and Long Term Incentive Plan: Gary M. Adams—2,523 shares; Arthur H. Keeney III—12,536 shares; William F. Plyler II—2,600 shares; J. Dorson White, Jr.—3,897 shares; and all current directors and executive officers as a group—21,556 shares. The listed shares also include the following numbers of shares that could be acquired by individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares they may be deemed to have sole investment power only: Gary M. Adams—1,901 shares; Arthur H. Keeney III—7,222 shares; William F. Plyler II—1,942 shares; J. Dorson White, Jr.—3,349 shares; and all persons included in the group—14,414 shares.
(2)	Percentages are calculated based on 2,046,842 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to currently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and principal shareholders are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during previous years. During 2003, certain of our reporting persons inadvertently filed reports after their due dates. Each of our four executive officers (Arthur H. Keeney III, J. Dorson White, Jr., William F. Plyler II and Gary M. Adams) filed one late report regarding our grant to him of a restricted stock award. Also, our director, R. S. Spencer, and our principal shareholder, Anna Mae Gibbs, each filed one late report regarding a sale of shares. Each of those reports was filed promptly after it was discovered that it had been overlooked.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than nine nor more than 15 members and authorize the Board to set and change the actual number of our directors from time to time within those limits. Our Board is divided into three classes and directors are elected to staggered three-year terms. Each year, the terms of the directors in one class expire and directors in that class are elected for new three-year terms.

Nominees.    The number of members of our Board of Directors currently is set at nine. The terms of the following three current directors expire at the Annual Meeting and each of them has been nominated by our Board for reelection to a new three-year term.

Name and age (1)	Positions with the Bank and us	Year first elected (2)	Principal occupation and business experience
Arthur H. Keeney III (60)	President, Chief Executive Officer and Director	1995	The Bank’s and our executive officer

Joseph T. Lamb, Jr. * (70)	Director	1981	President, Joe Lamb, Enterprises. (real estate sales and rentals), Nags Head, NC

Ray M. Spencer * (81)	Director	1974	Retired farmer, Swan Quarter, NC

(1)	Asterisks denote individuals who we believe are “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market.
(2)	Each person first became our director during 1998 in connection with our organization as the Bank’s holding company and previously had served as a director of the Bank. “First elected” refers to the year in which each individual first became a director of the Bank.

Our Board of Directors recommends that you vote “FOR” each of the three nominees named above. The three nominees receiving the highest numbers of votes will be elected.

Incumbent Directors.    The following table contains information about our six current directors whose terms extend beyond the date of the Annual Meeting.

Name and age (1)	Positions with the Bank and us	First elected/ current term expires (2)	Principal occupation and business experience
George T. Davis, Jr. * (49)	Vice Chairman	1979 / 2006	Attorney; sole proprietor, Davis & Davis (law firm), Swan Quarter, NC

Gregory C. Gibbs * (43)	Director	1994 / 2006	General Manager, Gibbs Store (retail hardware) (1979-1995 and since 2001); Financial Planner, Piedmont Carolinas Group, LLC, Durham, NC (1999-2001); previously, student, NC State University (1996-1999)

John F. Hughes, Jr. * (58)	Director	1996 / 2006	Executive Director, Albemarle Pamlico Economic Development Corp. (since 2001); retired Regional Manager and Manager of Governmental Affairs, North Carolina Power, Inc. (utility company), Manteo, NC

J. Bryant Kittrell III * (52)	Director	1990 / 2005	President and owner, Kittrell & Associates, Inc. (real estate development and sales), Greenville, NC

Name and age (1)	Positions with the Bank and us	First elected/ current term expires (2)	Principal occupation and business experience
B. Martelle Marshall * (54)	Director	1993 / 2005	President and co-owner, Martelle’s Feed House Restaurant, Engelhard, NC

R. S. Spencer, Jr. (63)	Chairman	1963 / 2005	President, R. S. Spencer, Inc. (retail merchant), Engelhard, NC

(1)	Asterisks denote individuals who we believe are “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market.
(2)	Each person first became a director during 1998 in connection with our organization as the Bank’s holding company and previously had served as a director of the Bank. “First elected” refers to the year in which each individual first became a director of the Bank.

Director Compensation

Director Fees.    Each of our directors serves and is compensated as a director of the Bank. The Bank’s and our Boards meet jointly, and directors do not receive any additional compensation for their services as our directors. For 2003, each non-employee director received a fee of $700 for each Board meeting attended, and members of committees of the Boards of Directors received a fee of $650 for attendance at each meeting of the Executive Committee and $500 for attendance at each meeting of other committees. In addition, we paid an annual retainer of $9,800 to the Chairman and $5,000 to each other non-employee director. For 2004, the meeting fees have been increased to $750 for Board meetings and $600 for meetings of committees other than the Executive Committee, and the Chairman and Secretary of the Audit Committee will receive additional fees of $250 and $100, respectively, for their attendance at meetings of that Committee. Also, the amounts of annual retainers have been increased to $11,000 for the Chairman and $6,000 for each other non-employee. As an officer and employee, Mr. Keeney does not receive any fees for his service as a director.

Director Retirement and Death Benefits.    The Bank has entered into separate agreements with our directors under which they will receive specified retirement benefits from the Bank following their retirement from service as directors at specified ages. Under the agreements, annual benefits which generally increase each year are payable to the directors for specified initial benefit periods following their retirement. Benefits payable to directors for each year after their initial periods and until their deaths will be increased or decreased based on a formula that includes a comparison of, in the case of eight of the directors, (i) the Bank’s return on life insurance policies purchased by the Bank to cover its costs associated with their benefits, to (ii) the Bank’s opportunity costs associated with premiums paid by the Bank on those policies and any benefits paid to the directors under the agreements. In the case of two directors for whom insurance policies were not purchased, the formula makes that comparison based on assumed returns and premiums on similar policies. Reduced annual benefits are payable in the event a director’s service terminates prior to his specified retirement age. However, if a director’s service is terminated as a result of disability, or for any reason following a change in control of the Bank, the director will retain the right to full benefits under the agreement. All benefits are forfeited if a director’s service is terminated for “cause” as defined in the agreement. Upon the death of a director in connection with whose agreement the Bank has purchased life insurance policies, the director’s beneficiary or estate will receive a portion (from 0% to 80%) of the difference between the death benefits on and the cash values of those policies based on whether the director remains a director or is retired at the time of death and, if no longer serving as a director for reasons other than retirement or disability, the director’s length of service as a director. All remaining policy proceeds, including the full cash value of the policies, will be paid to the Bank.

Attendance by Directors at Meetings

Board of Director Meetings.    The Bank’s and our Boards of Directors meet jointly. During 2003, the Boards met 12 times, and each director attended 75% or more of the aggregate number of meetings of the Boards and of the committees on which he served.

Annual Meetings.    Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our full-time employees and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All nine of our current directors attended our last Annual Meeting which was held during April 2003.

Committees

As described below, the Bank’s and our Boards of Directors have appointed several standing committees, including an Audit Committee, a Nominations Committee and a Compensation Committee.

Audit Committee

Function.    The Audit Committee is a joint committee of the Bank’s and our Boards of Directors. It acts under a written charter which was revised and reapproved by both Boards during February 2004. Under its revised charter, the Committee, among other things, selects our independent accountants each year and approves the compensation and terms of engagement of our accountants, approves services proposed to be provided by the independent accountants, and monitors and oversees the quality and integrity of our accounting process and systems of internal controls. The Committee reviews the annual audit report of our independent accountants and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. A copy of the Audit Committee’s revised charter is attached as an Appendix to this Proxy Statement. The Committee met eleven times during 2003.

Members.    In conjunction with the revision of the Audit Committee’s charter during February 2004, the Committee itself was reconstituted and its four current members were reappointed. Those members are J. Bryant Kittrell III—Chairman, Gregory C. Gibbs, John F. Hughes, Jr., and B. Martelle Marshall. We believe that each current member of the Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market. R. S. Spencer, Jr. served as a member of the Audit Committee until it was reconstituted during February 2004.

Audit Committee Report.    Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2003, the Audit Committee has:

●	reviewed our audited consolidated financial statements for 2003 and discussed them with management;

●	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

●	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

●	discussed the independence of our accountants with the accountants.

Based on the above reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2003 Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

The Audit Committee:

J. Bryant Kittrell III	Gregory C. Gibbs	John F. Hughes, Jr.	B. Martelle Marshall

Nominations Committee

Function.    In the past, our Executive Committee has acted as our Board’s nominating committee by making recommendations to the full Board of Directors regarding its selection of nominees for election as directors. Our Board made all final determinations regarding the selection of nominees. The Executive Committee met once during 2003 in its capacity as a nominating committee.

During February 2004, our Board of Directors established a new, separate Nominations Committee that will act under a written charter approved by the Board. Under the Committee’s charter, and among other duties and responsibilities assigned from time to time by the Board, the Committee will, in the future, identify individuals who are qualified to become directors and recommend candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. A copy of the Nominations Committee’s charter is attached as an Appendix to this Proxy Statement. Since it was only recently appointed, the Committee did not meet during 2003 or take any action with respect to nominees for election as directors at this year’s Annual Meeting.

The Committee’s charter provides that the Committee will consider recommendations of candidates submitted in writing by shareholders and that, in identifying candidates to be recommended to the Board of Directors, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators. We intend for the Committee to develop procedures to be followed by shareholders who wish to recommend candidates to the Committee (including deadlines for submitting recommendations and information regarding candidates that shareholders should provide with their recommendations). The Committee also may develop other criteria or minimum qualifications for use in identifying candidates, but it has not yet done so.

Members.    The members of the new Nominations Committee are Gregory C. Gibbs—Chairman, George T. Davis, Jr. and J. Bryant Kittrell III. We believe that each member of the new Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market. For purposes of its service as a nominations committee during 2003, the members of our Executive Committee included those three directors as well as our Chairman, R. S. Spencer, Jr., and our Chief Executive Officer, Arthur H. Keeney III.

Compensation Committee

Function.    Our executive officers are compensated by the Bank for their services as its officers, and they receive no salaries or other separate cash compensation from us. For that reason, in the past the Bank’s Board of Directors has had a Compensation/Incentives Committee, but our Board has not had a compensation committee. The Bank’s Committee met four times during 2003.

During February 2004, the Bank’s and our Boards of Directors established a new, joint Compensation Committee that will act under a written charter approved by the Boards. Under the new Committee’s charter, and among other duties and responsibilities assigned from time to time by the Boards, the Committee will, in the future, make recommendations to the Boards regarding the amounts of cash and other compensation paid or provided to our executive officers. The Committee will assume the duties and responsibilities of the previous committee with respect to the Bank’s overall compensation program, the adoption or modification of incentive or other compensation plans, and the administration of our Omnibus Stock Ownership and Long Term Incentive Plan and the Bank’s Annual Short Term Incentive Program. After receipt of the Committee’s recommendations, the Boards will make all final decisions regarding executive compensation matters. Since it was only recently appointed, our new joint Compensation Committee did not meet or take any action during 2003.

Members.    The members of the new joint Compensation Committee are George T. Davis, Jr.—Chairman, Gregory C. Gibbs, J. Bryant Kittrell III and Joseph T. Lamb, Jr. We believe that each member of the new Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market. During 2003, the members of the Bank’s Compensation/Incentives Committee included Messrs. Davis, Gibbs and Kittrell as well as our Chairman, R. S. Spencer, Jr.

Executive Officers

We consider the Bank’s and our officers listed below to be our executive officers.

Arthur H. Keeney III, age 60, serves as the Bank’s and our President and Chief Executive Officer and has been employed by the Bank since 1995.

J. Dorson White, Jr., age 53, serves as the Bank’s Executive Vice President and Chief Operating Officer. He has been employed by the Bank since 1989.

William F. Plyler II, age 60, serves as the Bank’s Senior Vice President and Chief Credit Officer and has been employed by the Bank since 1995.

Gary M. Adams, age 50, serves as the Bank’s and our Senior Vice President and Chief Financial Officer. He has been employed by the Bank since 1981.

Executive Compensation

Cash Compensation.    The following table shows the cash and certain other compensation paid to or received or deferred by our named executive officers for the years indicated. Our executive officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Annual compensation				Long term compensation		All other compensation (5)
		Salary (1)	Bonus	Other annual compensation		Restricted stock awards (3)	Securities underlying options (4)
Arthur H. Keeney III (6) President and Chief Executive Officer	2003 2002 2001	$200,000 166,000 155,000	$56,241 35,927 26,219	(2 (2 (2	) ) )	$97,002 -0- 37,688	-0- 4,120 -0-	$ 6,307 5,982 14,594

J. Dorson White, Jr. (7) Executive Vice President and Chief Operating Officer	2003 2002 2001	115,000 105,000 96,500	27,721 16,214 13,010	(2 (2 (2	) ) )	23,058 -0- 16,413	-0- 1,700 -0-	7,606 7,000 6,390

William F. Plyler, II (7) Senior Vice President and Chief Credit Officer	2003 2002 2001	93,500 88,200 84,000	21,186 14,114 11,434	(2 (2 (2	) ) )	15,552 -0- 10,937	-0- 1,130 -0-	5,243 4,792 4,851

Gary M. Adams (7) Senior Vice President and Chief Financial Officer	2003 2002 2001	89,500 85,200 81,125	20,465 13,631 11,004	(2 (2 (2	) ) )	15,822 -0- 10,487	-0- 1,150 -0-	6,467 5,895 5,324

(1)	Includes amounts of salary deferred at each officer’s election under our Section 401(k) plan.
(2)	In addition to compensation paid in cash, the Bank’s and our executive officers receive various personal benefits. The value of those non-cash benefits received each year by each named officer did not exceed 10% of his cash compensation for that year.
(3)	Reflects the value (on the date of grant) of restricted shares of our common stock awarded to each officer during each year. The awards become vested as to 30% of the shares at the end of both the third and fourth years following the date of grant, and 40% of the shares at the end of the fifth year. Cash dividends are paid on the shares during the vesting period at the same rate as they are paid on other outstanding shares. On December 31, 2003, the aggregate number and value of unvested shares held by each named officer under all outstanding restricted stock awards was: Mr. Keeney—9,004 shares valued at $256,614; Mr. White—2,934 shares valued at $83,619; Mr. Plyler—1,899 shares valued at $54,122; and Mr. Adams—1,938 shares valued at $55,233.
(4)	Reflects number of shares that are subject to stock options granted to each officer during each year.

(5)	The 2003 amounts for Messrs. Keeney, White, Plyler and Adams consist of $1,427, $382, $335 and $133, respectively, representing the economic value to the named officers of the death benefits payable to them under split-dollar insurance policies purchased to fund supplemental retirement plans established for them by the Bank, and $4,880, $7,224, $4,908 and $6,334, respectively, in contributions made by the Bank to our Section 401(k) plan for their accounts.
(6)	Mr. Keeney serves as President and Chief Executive Officer of the Bank pursuant to an employment agreement that provided for an initial term of three years. At the end of each year, the term is automatically extended for one additional year, absent notice of non-renewal from the Bank. The agreement may be terminated by the Bank for “cause,” as defined in the agreement. Under the agreement, Mr. Keeney has agreed not to compete with the Bank in the areas in which it does business following the termination of his employment. If, following a “change in control” of the Bank, Mr. Keeney’s employment is terminated without cause or his duties are substantially reduced relative to his previous position, he will be entitled to receive an amount equal to 2.99 times the average of his salary, cash bonus, and incentive payments during the preceding three years.
(7)	Messrs. White, Plyler and Adams each is party to an agreement with the Bank under which he would be entitled to receive an amount equal to 1.50 times the average of his salary, cash bonus, and incentive payments during the preceding three years, together with certain other benefits, in the event that, within 90 days following a “change in control” of us or the Bank, his employment is terminated without cause or his salary or responsibilities are reduced. The agreement may be terminated by either him or the Bank at any time upon 30 days prior written notice, or by the Bank at any time, without notice, for “cause,” as defined in the agreement.

Supplemental Retirement and Death Benefits.    As a supplement to retirement benefits under the Bank’s Section 401(k) plan, the Bank has entered into separate agreements with certain of its senior officers under which they will receive specified benefits from the Bank following their retirement at age 65. Under the agreements, annual benefits which generally increase each year are payable to the officers for specified initial benefit periods following their retirement. Benefits payable to an officer for each year after his initial period and until the officer’s death will be increased or decreased based on a formula that includes a comparison of (i) the Bank’s return on life insurance policies purchased by it to cover its costs associated with the officer’s benefits, to (ii) the Bank’s opportunity costs associated with premiums paid by the Bank on those policies and any benefits paid to the officer under the agreement. Reduced annual benefits are payable in the event an officer retires after age 59½ but before age 65 or in the event of certain other terminations of employment prior to age 59½. However, if an officer’s employment is terminated as a result of disability, or for any reason following a change in control of the Bank, the officer will retain the right to full benefits under the agreement. All benefits are forfeited if an officer’s employment is terminated for “cause” as defined in the agreement. The beginning and ending annual benefits during the initial period for each of our executive officers named in the Summary Compensation Table above are as follows: Mr. Keeney—$82,779 and $108,046; Mr. White—$51,362 and $62,469; Mr. Plyler—$21,201 and $27,688; and Mr. Adams—$22,694 and $23,383. Benefits payable to them following their initial benefit periods currently are not calculable. Upon an officer’s death, his beneficiary or estate will receive a portion (from 0% to 80%) of the difference between the death benefits on and the cash values of the life insurance policies based on whether the officer remains employed by the Bank or is retired at the time of death and, if no longer employed for reasons other than retirement or disability, the officer’s age and length of service. All remaining policy proceeds, including the full cash value of the policies, will be paid to the Bank.

Stock Options.    The following table contains information regarding all options to purchase shares of our common stock held on December 31, 2003, by our executive officers named in the Summary Compensation Table above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options at December 31, 2003		Value of unexercised in-the-money options at December 31, 2003 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur H. Keeney III	(1)	—	5,822	6,920	$96,652	$114,630
J. Dorson White, Jr.	(1)	—	2,696	3,007	44,769	50,105
William F. Plyler II	(1)	—	1,457	2,101	25,525	35,196
Gary M. Adams	(1)	—	1,654	1,645	26,464	26,320

(1)	No options were exercised during 2003.
(2)	Reflects the amount by which the aggregate fair market value on December 31, 2003, of the shares underlying each option exceeded the aggregate purchase price of those shares under the terms of the options.

Transactions with Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its current directors, nominees for director, executive officers, and their associates. All loans included in those transactions during 2003 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time those loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

George T. Davis Jr., who is one of our directors, is an attorney. He provided legal services to the Bank during 2003, but he is not expected to continue to provide those services during 2004.

PROPOSAL 2:    RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our Audit Committee has selected our current independent accounting firm, KPMG LLP, to serve as our independent accountants for 2004. The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants each year and to approve the compensation and terms of the engagement of our accountants, and our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal to ratify the appointment of KPMG LLP for 2004 for voting by shareholders at the Annual Meeting as a matter of good corporate practice and as a way for shareholders to be heard in the selection process. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so. If our shareholders do not ratify the Audit Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of KPMG LLP. Even if our shareholders vote to ratify the Committee’s selection, during the year the Committee could choose to appoint different independent accountants at any time if it determines that a change would be in our best interests.

Our Board of Directors recommends that you vote “FOR” Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2002 and 2003

As our independent accountants for 2002 and 2003, KPMG LLP provided various audit and other services for which we and the Bank were billed for fees as further described below. Except as described below, under its current procedures the Audit Committee specifically pre-approves all audit services and other services provided by our accountants. In the case of tax services and other permissible non-audit services, the Committee has delegated authority to its Chairman to approve services. Any approval of additional services by the Chairman is communicated to the full Committee at its next regularly scheduled meeting. The Committee also may authorize management to obtain tax services from our accountants from time to time during the year up to a specified aggregate amount of fees. Requests for advice in addition to that amount would require further approval.

Our Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP’s independence.

Audit Fees.    For 2002 and 2003, KPMG LLP audited our consolidated financial statements included in our Annual Reports on Form 10-KSB, and it reviewed the condensed interim financial statements included in our Quarterly Reports on Form 10-QSB. For each of those years, the aggregate amount of fees for those services was $95,500.

Audit-Related Fees.    For each of 2002 and 2003, we paid KPMG LLP $9,500 for audits of our Section 401(k) plan.

Tax Fees.    For 2002 and 2003, we paid KPMG LLP $17,500 and $16,250, respectively, for tax compliance services and consultations regarding general tax matters.

All Other Fees.    For 2002 and 2003, we paid KPMG LLP $57,100 and $20,020, respectively, for services it provided to us other than those listed above. During 2002, those services included assistance with our strategic planning process and, during 2003, they included collateral verification audit procedures relating to our Federal Home Loan Bank borrowings. During both years our accountants assisted us with the preparation of annual information returns relating to our Section 401(k) plan.

PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented for action at our 2005 Annual Meeting must be received by us in writing at our main office in Engelhard, North Carolina, no later than November 22, 2004, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2005 Annual Meeting, but which is not intended to be included in our Proxy Statement and form of appointment of proxy, must be received by us at our main office in Engelhard, North Carolina, no later than February 5, 2005, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communications as follows:

ECB Bancorp, Inc.

Attention: Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

You also may send them by email to ecb.directors@ecbbancorp.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Annual Report on Form 10-KSB

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission. After our reports have been filed with the Commission, you may obtain copies free of charge through our Internet website (www.ecbbancorp.com).

A copy of our 2003 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

Appendix A

ECB BANCORP, INC.

THE EAST CAROLINA BANK

CHARTER OF THE JOINT AUDIT COMMITTEE

OF THE BOARDS OF DIRECTORS

I.     Audit Committee Purpose

The Audit Committee is appointed as a joint committee of the Boards of Directors of ECB Bancorp, Inc. (the “Company”) and The East Carolina Bank (the “Bank”) to assist the Boards in fulfilling their oversight responsibilities. As more specifically described below, the Audit Committee’s primary duties and responsibilities are to:

●	Monitor and oversee the accounting and financial reporting process and systems of internal controls of the Company and the Bank.

●	Monitor and oversee annual audits of the Company’s consolidated financial statements and the independence and performance of the Company’s independent auditors and internal auditing department.

●	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

●	Encourage adherence to, and continuous improvement in, the Company’s and the Bank’s policies, procedures, and practices at all levels.

●	Review areas of potential significant financial risk to the Company and the Bank.

II.    Audit Committee Composition and Meetings

Audit Committee shall meet applicable listing requirements in effect from time to time for the Company’s common stock to remain listed on the The Nasdaq Stock Market (“Nasdaq”), as well as applicable requirements of bank regulatory agencies having jurisdiction over the Company and the Bank. The Audit Committee shall be comprised of at least three and not more than six directors as determined from time to time by the Board. Except to the extent otherwise permitted by rules, regulations and listing requirements of the Securities and Exchange Commission (the “SEC”), Nasdaq, and the Federal Deposit Insurance Corporation (the “FDIC”), each committee member shall (1) be an “independent director as that term is defined in the SEC’s rules and regulations and Nasdaq’s listing requirements, (2) be “independent of management” as that term is defined by the FDIC’s rules and regulations, (3) be able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement and cash flow statement), and (4) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which, in the view of the Board, results in that member’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). The Board may, from time to time, impose other eligibility requirements for service on the Audit Committee.

Audit Committee members shall be appointed each year by the Boards for terms of one year or until their successors shall be elected and qualified. However, Committee members shall serve at the pleasure of and may be removed at any time by the Boards, and the term of a member shall immediately terminate if the member dies, resigns, or otherwise ceases to be a Director. The members of the Audit Committee shall designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in separate executive session at least annually with management, the director of the internal auditing department, and the independent auditors, to discuss any matters that the Committee or each of these groups believes should be discussed. At the Committee’s pleasure they may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee shall direct the independent auditors to communicate directly with them, or to the Chair, at any time there are significant findings or issues regarding accounting principles, practices, and judgments during the auditors quarterly limited review procedures. The Committee shall maintain minutes of its meetings, and it shall report periodically to the Board of Directors on its activities.

In carrying out its duties and responsibilities under this Charter, the Audit Committee will have the authority, to the extent it considers it necessary or appropriate, to retain or consult with independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any such advisors employed by the Audit Committee.

III.    Audit Committee Authority, Responsibilities and Duties

Review Procedures

1.	At least annually, the Committee will review and reassess the adequacy of this Charter and, in the event that it believes that revisions to this Charter are necessary or desirable, it shall propose appropriate revisions to the Boards of Directors for approval.

2.	Prior to their filing or distribution, the Committee will review the Company’s annual audited consolidated financial statements, discuss with management and the Company’s independent auditors the financial statements and any significant issues regarding accounting principles, practices, and judgments, and recommend to the Company’s Board of Directors whether the financial statement be included in the Company’s Annual Report on Form 10-K or 10-KSB.

3.	In consultation with management, the independent auditors, and the internal auditors, the Committee will consider the integrity of the Company’s financial reporting processes and controls, discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures, and review significant findings prepared by the independent auditors and the internal auditing department, together with management’s responses.

4.	Prior to the filing of the Company’s quarterly financial statements, the Committee will discuss the Company’s quarterly consolidated financial results with management and the other Board members and, if the independent auditors have notified the Committee or Chair of significant findings or issues regarding accounting principles, practices, and judgments during their quarterly limited review, the Committee shall review with the independent auditors the Company’s quarterly financial results prior to filing the quarterly financial statements.

5.	The Committee will review disclosures or reports made by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K or 10-KSB and Form 10-Q or 10-QSB about (1) the effectiveness of the Company’s disclosure controls and procedures, (2) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls, (3) any change in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and (4) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Independent Auditors

6.	The Committee will have the sole authority to appoint, retain or replace the Company’s independent auditors, and it will be directly responsible for the compensation and oversight of the work of the independent auditors (and for resolution of disagreements between management and the independent auditors regarding financial reporting or other matters). The independent auditors shall report directly to the Audit Committee, and the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the auditors.

7.

The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

8.	On an annual basis, prior to the filing of the Company’s proxy statement, the Committee shall ensure receipt from the Company’s independent auditors of written disclosure delineating relationships between the auditors and the Company, and containing other information required by Independence Standards Board Standard No. 1, that may impact the auditors’ independence or objectivity, and discuss any such relationships and other information with the auditors and take or recommend any action necessary to ensure the auditors’ independence.

9.	Each year the Committee will review the independent auditors’ audit plan. This review will include a discussion with the internal auditors of the scope, staffing, locations, reliance upon management and internal audit and general audit approach.

10.	Prior to releasing year-end earnings, a representative of the Committee will make inquiry of the independent auditors, and the independent auditors will contact the Committee representative, to determine whether there are significant findings or issues regarding accounting principles, practices, and judgments that need to be reported to the Committee and, if so, the Committee will discuss those matters with the auditors before earnings are released. Prior to the filing of the Company’s Annual Report on Form 10-K or 10-KSB, the Committee will discuss with the independent auditors those matters required to be communicated to the Committee in accordance with AICPA SAS61. The items to be communicated include:

●	The auditor’s responsibility under Generally Accepted Auditing Standards.

●	Significant accounting policies.

●	Management judgements and accounting estimates.

●	Significant audit adjustments.

●	Other information in documents containing audited financial statements.

●	Disagreements with management—including accounting principles, scope of audit disclosures.

●	Consultations with other accountants by management.

●	Major issues discussed with management prior to retention.

●	Difficulties encountered in performing the audit.

●	Review of the year end results including the financial statements (Annual Report).

●	SAS 61 findings.

11.	The Committee will consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

12.	The Committee will review the plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to the Chief Executive Officer, but will have direct reporting responsibility to the Board of Directors through the Committee.

13.	The Committee will review and approve the appointment, performance, and replacement of the Senior Internal Audit Executive.

14.	The Committee will review all significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

15.	On at least an annual basis, the Committee will review with the Company’s counsel any legal matters that could have a significant impact on the Company’s consolidated financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

16.	The Committee will review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

Other Audit Committee Authority and Responsibilities

17.	Each year the Committee will prepare the report required by the SEC’s rules to be included in the Company’s annual proxy statement over the names of the individual committee members.

18.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall perform any other activities consistent with this Charter, the Company’s by-laws, State and Federal banking regulations applicable to the Company or the Bank, and any other governing law, as the Committee or the Board deems necessary or appropriate.

Appendix B

ECB BANCORP, INC.

CHARTER OF THE

NOMINATIONS COMMITTEE

As approved by the Board of Directors on February 17, 2004

This Charter sets forth the composition, authority, duties and responsibilities of the Nominations Committee of the Board of Directors of ECB Bancorp, Inc. (the “Corporation”).

Purpose

The Nominations Committee (the “Committee”) is established as a committee of the Corporation’s Board of Directors generally to identify and make recommendations to the Board regarding candidates for service as directors and members of committees of the Corporation and its subsidiary, The East Carolina Bank (the “Bank”). The Committee will have such other duties and responsibilities as are described in this Charter or as are assigned to it from time to time by the Board of Directors.

Composition and Appointment

The Committee will be comprised of not less than three members who will be appointed annually by the Board of Directors. Members of the Committee will serve at the pleasure of, and may be removed at any time by, the Board of Directors. The Board will appoint one of the members of the Committee to serve as Committee Chairman. Except to the extent otherwise permitted by the listing standards of The Nasdaq Stock Market, each member of the Committee must be a director of the Corporation who is “independent” as that term is defined in those listing standards. Members of the Committee also must satisfy any other requirements of Nasdaq or the Securities and Exchange Commission that from time to time apply to the Corporation’s Nominations Committee.

Committee Meetings

The Committee will meet as often as its members consider necessary in order to carry out the Committee’s responsibilities. Dates, times and locations of meetings will be determined by the Committee or by its Chairman. A majority of the number of regular members then serving on the Committee will constitute a quorum. The Committee itself will determine who, if anyone, other than Committee members may be present during its deliberations or voting on any matter. The Committee will keep minutes of its meetings and, following each Committee meeting, the Chairman will make a report to the Board of Directors at its next scheduled meeting regarding the deliberations of or actions taken by the Committee.

Responsibilities

The Committee will:

●	identify individuals who are qualified to become directors of the Corporation and the Bank;

●	recommend candidates to the Corporation’s Board of Directors each year for selection as nominees for election as directors of the Corporation at annual meetings of the Corporation’s shareholders;

●	recommend candidates to the Corporation’s Board of Directors from time to time for selection as nominees for appointment to fill vacancies on the Board of Directors;

●	recommend candidates to the Corporation’s Board of Directors from time to time for election by it as directors of the Bank;

●	make recommendations to the Corporation’s and the Bank’s Boards of Directors each year or from time to time regarding their appointment of members of committees of the Boards of Directors;

B - 1

●	make recommendations to the Corporation’s Board of Directors from time to time regarding the size and composition of the Corporation’s and the Bank’s Boards and Board Committees; and

●	undertake other specific duties and responsibilities within the scope of its primary functions outlined above as the Committee or Board of Directors may from time to time determine.

In identifying candidates to be recommended to the Corporation’s Board of Directors for selection as nominees or for appointment to fill vacancies, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, in conjunction with other members of the Boards of Directors, will be effective in collectively serving the long-term interests of the Corporation’s shareholders. Candidates recommended by the Committee must satisfy applicable requirements of state and federal banking regulators pertaining to qualifications to serve as directors of the Corporation and/or the Bank, and, in performing its duties, the Committee may develop other criteria or lists of minimum qualifications for use in its identification of individuals to be recommended or selected for consideration as directors (including, without limitation, independence, business experience relevant to the needs of the Corporation and its subsidiaries, leadership qualities, diversity, and special ability to represent shareholders). Any such criteria will be subject to the review and approval of the Board of Directors.

In identifying candidates to be recommended to the Board of Directors for selection as nominees for election as directors of the Corporation or for appointment to fill vacancies on the Corporation’s Board, the Committee will consider individuals recommended by shareholders. The Committee may develop procedures to be followed in connection with shareholder recommendations (including without limitation deadlines for receipt of recommendations in connection with annual meetings, required information to be provided regarding a candidate, required consents of candidates to be considered by the Committee, and the treatment of previously recommended individuals). Any such procedures will be subject to the review and approval of the Board of Directors.

After receipt of recommendations from the Committee regarding candidates for election or appointment as directors of the Corporation or the Bank, the Corporation’s Board of Directors will make all final decisions regarding the nomination or appointment of those persons.

Authority

The Committee is authorized to perform each of its duties and responsibilities listed in this Charter. If it considers it appropriate, the Committee may delegate any of its responsibilities to a subcommittee, provided that any such subcommittee is composed entirely of “independent” directors. In discharging its responsibilities, the Committee is authorized to retain outside counsel or other consultants (including a search firm) in accordance with procedures established by the Committee, and it has the authority to approve all terms of the engagement of those consultants, including their fees or other compensation.

In performing its duties under this Charter, the Committee may conduct such investigation and request and consider such information (from management or otherwise) as it shall consider necessary, relevant or helpful in its deliberations and the formulation of its recommendations. In connection with any such investigation, the Committee may rely on information provided to it by management without any further verification. However, whenever the Committee takes an action, it will exercise its independent judgment on an informed basis and in a manner it considers to be in the best interests of the Corporation and its shareholders.

Annual Assessment of Adequacy of Charter

The Committee will, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

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ECB BANCORP, INC.

Post Office Box 337

Engelhard, North Carolina 27824

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur H. Keeney III, J. Dorson White, Jr., and Gary M. Adams (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of ECB Bancorp, Inc. (“Bancorp”) held of record by the undersigned on March 3, 2004, at the Annual Meeting of Shareholders of Bancorp to be held at the Washington Civic Center, Washington, North Carolina, at 11:00 a.m. on Tuesday, April 20, 2004, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	ELECTION OF DIRECTORS: Proposal to elect three directors of Bancorp for three-year terms or until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as indicated otherwise on the line below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Arthur H. Keeney III, Joseph T. Lamb, Jr., and Ray M. Spencer

Instructions:	To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of KPMG LLP as Bancorp’s independent accountants for 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT TO BANCORP IN THE ENVELOPE PROVIDED.

I (WE) DIRECT THAT THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY BE VOTED AS INSTRUCTED ABOVE. IN THE ABSENCE OF ANY INSTRUCTION, THOSE SHARES MAY BE VOTED “FOR” THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF, BEFORE THE ANNUAL MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 BECOMES UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE NAMED BY THE BOARD OF DIRECTORS. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME BEFORE THE VOTING TAKES PLACE AT THE ANNUAL MEETING BY FILING WITH BANCORP’S CORPORATE SECRETARY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING AN INTENTION TO VOTE IN PERSON.

Dated:	, 2004

Signature

Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.